Exhibit 99.1

Contact:	Hal Covert
Chief Financial Officer
Phone: 540-946-8174
Email: coverth@lumosnet.com

Lumos Networks Corp. Reports First Quarter 2012 Financial Results

Timothy G. Biltz Appointed Chief Executive Officer

Revenue and Adjusted EBITDA in Line with Guidance for the Quarter

WAYNESBORO, VA – May 3, 2012 – Lumos Networks Corp. (“Lumos Networks” or “the Company”) (Nasdaq: LMOS), a fiber-based service provider of voice, data and IP-based telecommunication services in the Mid-Atlantic region, today announced financial results for its first quarter 2012.

Total revenue for the first quarter 2012 was $51.4 million, compared to $52.6 million for first quarter 2011 and to $51.1 million in fourth quarter 2011. Total adjusted EBITDA was $22.3 million for the first quarter 2012, compared to $24.3 million in first quarter 2011 and to $23.0 million in fourth quarter 2011.

On April 26, 2012, the Board of Directors of Lumos Networks Corp. appointed Timothy G. Biltz as Chief Executive Officer. Mr. Biltz served as Chairman of the Board of Directors of iPCS, Inc. from November 2006 through December 2009. From 1999 to 2005, Mr. Biltz was the Chief Operating Officer of SpectraSite, Inc., a publicly-traded wireless and broadcast signal tower company. From 1989 to 1999, Mr. Biltz was employed by Vanguard Cellular Systems, Inc. in a number of posts of increasing responsibility, ultimately serving as the Executive Vice President and Chief Operating Officer. Mr. Biltz has served on the Board of Directors of NTELOS Holdings Corp. since December 2006.

“I am delighted to join Lumos Networks during this exciting time of the Company’s evolution from a regional rural local exchange carrier into a fiber-based network service provider of high speed data products and services,” said Biltz. “Our Enterprise Data and Wholesale product lines remain the catalysts for revenue growth, particularly in the second half of 2012, and as we pursue annual year over year revenue growth in 2013. We are focused on providing the highest level of quality customer service and targeting capital to projects with near-term revenue generation and expect cash flows generated from operations to fund our business model.”

Highlights

•

Revenues from Lumos Networks’ data and wholesale products in the Competitive segment continued to show strong growth trends, up 16% over first quarter last year. This growth offset losses in the legacy voice products, resulting in the Company slightly exceeding the high ends of its revenue and adjusted EBITDA guidance ranges for first quarter.

•

As of December 31, 2011, the Company had 148 fiber connections to cell sites and it expects to more than double such connections by the end of 2012. Fiber connections to cell sites are a key driver of Wholesale Data revenue, and Wholesale Data revenue for the quarter was up 29% over first quarter 2011.

•	The Company continued to support Enterprise Data sales in existing and expansion markets, increasing on-net buildings to 1,066 as of March 31, 2012 as compared to 1,051 as of December 31, 2011.

•

The transition of revenue composition to data products continues. The Competitive segment, comprised of approximately two-thirds data revenue, accounted for 76% of consolidated revenue in the first quarter of 2012 compared to 73% in the first quarter of 2011.

Business Outlook

The Company reaffirms its annual 2012 guidance, with total revenue expected to be between $200 million and $205 million, adjusted EBITDA expected to be between $85 million and $90 million and capital expenditures expected to be between $52 million and $60 million.

For second quarter 2012, total revenue is expected to be between $50 million and $51 million and adjusted EBITDA to be between $21 million and $22 million.

Please see the schedule accompanying this release for additional financial guidance, including projected 2012 cash flows and non-GAAP reconciliations.

Statements made are based on management’s current expectations. These statements are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Conference Call

A conference call and simultaneous webcast, hosted by Timothy G. Biltz, Lumos Networks CEO, and Harold L. Covert, CFO, to review these financial and operational results and financial guidance will be held tomorrow, May 4, 2012 at 10:00 A.M. (ET).

The webcast may be accessed via the Internet at http://ir.lumosnetworks.com/ and the live call (“Lumos Networks First Quarter 2012 Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-877-317-6789

International: 1-412-317-6789

Canada: 1-866-605-3852

The conference call will be archived and available for replay through May 15, 2012 before 9:00 a.m. (ET) and may be accessed with the following numbers:

Domestic: 1-877-344-7529

International: 1-412-317-0088

Replay pass codes: Conference ID: 10013395

The webcast will also be archived and the replay may be accessed at http://ir.lumosnetworks.com/.

About Lumos Networks

Lumos Networks is a fiber-based service provider in the Mid-Atlantic region serving carrier, business and residential customers over a dense fiber network offering data, voice and IP services. With headquarters in Waynesboro, VA, Lumos Networks serves Virginia, West Virginia and portions of Pennsylvania, Kentucky, Ohio, and Maryland over a fiber network of 5,800 route-miles. Detailed information about Lumos Networks is available at www.lumosnetworks.com.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to Lumos Networks before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income attributable to noncontrolling interests, other expenses/income, equity based compensation charges, acquisition related charges, amortization of actuarial losses on retirement plans and gain on interest rate derivatives.

Adjusted EBITDA is a non-GAAP financial performance measure. It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the exhibits and materials posted on the Lumos Networks website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications industry; our ability to achieve benefits from our separation from NTELOS Holdings Corp; our ability to successfully increase revenues and manage churn in the recently acquired FiberNet business; our ability to offset expected revenue declines in our RLEC business related to the recent regulatory developments and carriers grooming their networks; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Statements of Cash Flows

•	Summary of Operating Results

•	Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income

•	Reconciliation of Operating Income to Adjusted EBITDA

•	Business Outlook

Lumos Networks Corp.

Condensed Consolidated Balance Sheets

	March 31, 2012	December 31, 2011
(In thousands)

ASSETS
Current Assets
Cash	$2	$10,547
Restricted cash [1]	7,222	7,554
Accounts receivable, net	22,111	23,555
Other receivables	2,644	2,390
Prepaid expenses and other	3,127	2,278

	35,106	46,324

Securities and investments	232	128

Property, plant and equipment, net	310,907	299,958

Other Assets
Goodwill	100,297	100,297
Other intangibles, net	42,915	45,696
Deferred charges and other assets	6,014	6,197

	149,226	152,190

Total Assets	$495,471	$498,600

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long term debt	$4,109	$2,679
Accounts payable	13,369	12,432
Dividends payable	2,979	2,980
Advance billings and customer deposits	12,641	12,623
Accrued compensation	1,430	2,832
Accrued operating taxes	3,330	2,624
Other accrued liabilities	3,925	3,262

	41,783	39,432

Long-Term Liabilities
Long-term debt	312,894	323,897
Retirement benefits	34,074	35,728
Deferred Income taxes	44,736	41,204
Other long-term liabilities	4,963	5,028
Income tax payable	484	484

	397,151	406,341

Stockholders’ Equity	56,071	52,383

Noncontrolling Interests	466	444

	56,537	52,827

Total Liabilities and Equity	$495,471	$498,600

[1]

During 2010, the Company received a Federal stimulus award providing 50% funding to bring broadband services and infrastructure to Alleghany County, Virginia. The Company was required to deposit 100% of its grant ($8.1 million) into pledged accounts in advance of any reimbursements, to be drawn down ratably following reimbursement approvals.

Lumos Networks Corp.

Condensed Consolidated Statements of Operations

	Three months ended:
(In thousands, except per share amounts)	March 31, 2012	March 31, 2011

Operating Revenues	$51,412	$52,644

Operating Expenses [1]

Cost of sales and services (exclusive of items shown separately below)	19,377	20,065

Customer operations	5,130	5,160

Corporate operations [2]	6,070	3,884

Depreciation and amortization	9,220	11,002

Accretion of asset retirement obligations	30	28

	39,827	40,139

Operating Income	11,585	12,505

Other Income (Expenses)
Interest expense	(2,987)	(3,718)
Gain on interest rate derivatives	146	—
Other income, net	8	14

	8,752	8,801

Income Tax Expense	3,443	3,738

Net Income	5,309	5,063

Net Income Attributable to Noncontrolling Interests	(22)	(48)

Net Income Attributable to Lumos Networks Corp.	$5,287	$5,015

Basic and Diluted Earnings per Common Share Attributable to Lumos Networks Corp. Stockholders:

Income per share - basic	$0.25
Income per share - diluted	$0.25

Weighted average shares outstanding - basic	20,850
Weighted average shares outstanding - diluted	21,237

Cash Dividends Declared per Share - Common Stock	$0.14

[1]

Includes equity based compensation charges related to all of the Company’s share-based awards and the Company’s 401(k) matching contributions of $1.0 million and $0.7 million for the first quarters of 2012 and 2011, respectively.

[2]

Includes retirement plan costs, including amortization of actuarial losses. In first quarter 2011, these costs were allocated to the former wireline companies (now Lumos Networks). The amount of that allocation representing amortization of actuarial losses was not material.

Lumos Networks Corp.

Condensed Consolidated Statements of Cash Flows

	Three months ended:
(In thousands)	March 31, 2012	March 31, 2011

Cash flows from operating activities
Net income	$5,309	$5,063
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,439	6,894
Amortization	2,781	4,108
Accretion of asset retirement obligations	30	28
Deferred income taxes	3,267	3,332
Gain on interest rate swap derivatives	(146)	—
Equity-based compensation expense	1,011	688
Amortization of loan origination costs	199	—
Retirement benefits and other	780	(357)
Changes in assets and liabilities from operations:
Decrease in accounts receivable	1,392	663
Increase in other current assets	(959)	(989)
Changes in income taxes	296	(30)
Increase (decrease) in accounts payable	1,308	(2,161)
(Decrease) increase in other current liabilities	(228)	1,409
Retirement benefit contributions and distributions	(2,252)	—

Net cash provided by operating activities	19,227	18,648

Cash flows from investing activities
Purchases of property, plant and equipment	(17,369)	(16,249)
Return of investment in restricted cash	332	—
Cash reimbursement received from government grant	332	—
Other	(538)	—

Net cash used in investing activities	(17,243)	(16,249)

Cash flows from financing activities
Borrowings from NTELOS Inc. net	—	3,527
Repayments on senior secured term loans	(500)	—
Repayments on revolving credit facility, net	(8,934)	—
Cash dividends paid on common stock	(2,965)	—
Dividends paid to NTELOS Inc.	—	(5,345)
Payments under capital lease obligations	(172)	(280)
Other	42	—

Net cash used in financing activities	(12,529)	(2,098)

(Decrease) increase in cash	(10,545)	301
Cash:
Beginning of period	10,547	489

End of period	$2	$790

Lumos Networks Corp.

Operating Results, Customer and Network Statistics

(Dollars in thousands)

Three months ended:	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Competitive Revenue and Adjusted EBITDA
Revenue
Enterprise Data	8,667	8,687	8,367	8,017	8,060
Wholesale Data	10,937	10,506	9,574	9,095	8,474
RSMB Data	4,587	4,515	4,364	4,271	4,251

Total Data and Wholesale	24,191	23,708	22,305	21,383	20,785
Competitive Voice	12,010	12,989	13,318	13,705	14,402
Other	2,715	2,704	2,871	3,385	3,202
Total Revenue	38,916	39,401	38,494	38,473	38,389

Adjusted EBITDA[1]	14,548	15,034	15,730	15,471	14,477
Adjusted EBITDA %	37.4%	38.2%	40.9%	40.2%	37.7%

RLEC Revenue and Adjusted EBITDA
Revenue
Local	3,131	3,056	2,890	2,832	2,847
Access	7,740	6,846	7,880	8,299	8,802
Other	1,625	1,804	2,337	2,458	2,606
Total Revenue	12,496	11,706	13,107	13,589	14,255

Adjusted EBITDA[1]	7,743	7,970	8,917	9,554	9,787
Adjusted EBITDA %	62.0%	68.1%	68.0%	70.3%	68.7%

Consolidated
Revenue	51,412	51,107	51,601	52,062	52,644
Adjusted EBITDA[1]	22,291	23,004	24,647	25,025	24,264
Adjusted EBITDA %	43.4%	45.0%	47.8%	48.1%	46.1%
Capital Expenditures	17,369	12,722	15,013	17,552	16,249
Adjusted EBITDA less Capital Expenditures	4,922	10,282	9,634	7,473	8,015

Customer and Network Statistics
Customer Statistics
Competitive voice connections [2]	117,965	122,046	125,500	127,561	129,734
RLEC Broadband Customers [3]	15,100	14,916	14,947	14,542	14,643
Total Broadband Connections [3]	35,974	35,707	34,747	33,774	33,453
Video Subscribers	4,019	3,734	3,439	3,152	2,997

Network Statistics
On-Network Buildings [4]	1,066	1,051	949	903	830
Fiber-Fed Cell Sites [4]	155	148	132	109	91

RLEC Total Access Lines	32,676	33,193	33,840	34,489	34,920

[1]	Adjusted EBITDA is a non-GAAP measure. See definition on page 2 of this earnings release.
[2]	Includes customer Primary Rate Interface (PRI) line equivalents at 23 lines per PRI. Excludes intercompany PRI lines.
[3]

Includes customers or customer equivalents for DSL, dedicated Internet access, wireless portable broadband, broadband over fiber and metro Ethernet. All revenues from broadband products, including RLEC broadband, are recorded in the operating revenues of the Competitive segment.

[4]	Includes statistics for legacy markets only, excluding FiberNet, through September 30, 2011.

Note: Certain amounts have been reclassified to agree with current year presentation.

Lumos Networks Corp.

Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income

(In thousands)

	March 31, 2012	March 31, 2011
Net income attributable to Lumos Networks Corp.	$5,287	$5,015
Net income attributable to noncontrolling interests	22	48

Net Income	5,309	5,063

Interest expense	2,987	3,718
Gain on interest rate derivatives	(146)	—
Income tax expense	3,443	3,738
Other income	(8)	(14)

Operating income	$11,585	$12,505

Competitive	7,191	6,565
RLEC	4,394	5,940

Operating income	$11,585	$12,505

Lumos Networks Corp.

Reconciliation of Operating Income to Adjusted EBITDA

(Dollars in thousands)	2012			2011
	Competitive	RLEC	Total	Competitive	RLEC	Total

For The Three Months Ended March 31
Operating Income	$7,191	$4,394	$11,585	$6,565	$5,940	$12,505
Depreciation and amortization and accretion of asset retirement obligations	6,275	2,975	9,250	7,466	3,564	11,030

Sub-total:	13,466	7,369	20,835	14,031	9,504	23,535

Amortization of actuarial losses	334	111	445	—	—	—
Equity based compensation	748	263	1,011	405	283	688
Acquisition related charges [1]	—	—	—	41	—	41

Adjusted EBITDA	$14,548	$7,743	$22,291	$14,477	$9,787	$24,264

Adjusted EBITDA Margin	37.4%	62.0%	43.4%	37.7%	68.7%	46.1%

[1]	Acquisition related charges related to the acquisition of FiberNet that closed on December 1, 2010.

Lumos Networks Corp.

Business Outlook 1 (as of May 3, 2012)

(Dollars in millions)	2012 Guidance [1]
	Second Quarter 2012	2012 Annual
Operating Revenues	$50 to $51	$200 to $205

Adjusted EBITDA	$21 to $22	$85 to $90

Capital Expenditures		$52 to $60

Reconciliation of Operating Income to Adjusted EBITDA
Operating Income	$9 to $10	$42 to $44
Depreciation and amortization	9	38 to 40
Equity based compensation charges	3	5 to 6

Adjusted EBITDA	$21 to $22	$85 to $90

Lumos Networks Corp.

Projected Cash Flows for the Year 2012 1

(Dollars in millions)

Adjusted EBITDA [2]	$88
Less: Capital expenditures [2]	(56)

32

Less:
Cash interest, net of interest income	(13)
Cash taxes	(1)

Cash flows, net, before dividends and debt payments	18
Less:
Cash dividends: $0.14 per share per quarter [3]	(12)
Scheduled 2012 debt payments	(2)
Plus:
Other, net [4]	3

Projected Cash Flows, net [5]	$7

[1]

These estimates are based on management’s current expectations. These estimates are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements” in the Lumos Networks Corp. first quarter 2012 earnings release dated May 3, 2012.

[2]	Based on the mid-points of the above guidance ranges.
[3]	Represents the most recent cash dividend paid, annualized. Dividend payments are reviewed quarterly by the board of directors and are subject to change.
[4]

Includes cash reimbursements received from Federal stimulus awards, which provide 50% funding to bring broadband services and infrastructure to Alleghany County, Virginia partially offset by one-time severance benefits which were provided for in the employment agreement of an executive officer.

[5]	Before discretionary payments to the credit facility Revolver loan and changes to working capital.